EXHIBIT 23.3

                     CROSBY, GUENZEL, DAVIS,
                        KESSNER & KUESTER
                134 South 13th Street, Suite 400
                     Lincoln, Nebraska 68508



                              April 6, 1994



The Board of Directors
Acceptance Insurance Companies Inc.
Omaha, Nebraska

Gentlemen:

We hereby consent to the reference to our firm as counsel for Acceptance Insurance Companies Inc. in documents incorporated by reference in this Registration Statement.

                              Very truly yours,

                              CROSBY, GUENZEL, DAVIS,
                              KESSNER & KUESTER


                                   Donn E. Davis
                              By
                                   Donn E. Davis

DED:eak/accept/s3sw23-3